Date and Time: August 27, 2010 12:18 PM Pacific Time

Ministry Of Finance BC Registry Services	Mailing Address PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 23, 2010 10:18 PM Pacific Time

Incorporation Number: C0826654

Recognition Date and Time: Continued into British Columbia on June 2, 2008 10:23 AM Pacific Time

NOTICE OF ARTICLES

Name of Company: TARSIS RESOURCES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
950-1199 WEST HASTINGS STREET	950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5	VANCOUVER, BC BC V6E 3T5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
950-1199 WEST HASTINGS STREET	950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5	VANCOUVER, BC BC V6E 3T5
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Carlson, Gerald

Mailing Address:	Delivery Address:
1740 ORCHARD WAY	1740 ORCHARD WAY
WEST VANCOUVER BC V7V 4E8	WEST VANCOUVER BC V7V 4E8
CANADA	CANADA

Last Name, First Name, Middle Name:
Blythe, Marc

Mailing Address:	Delivery Address:
5342 MALASPINA PL	5342 MALASPINA PL
NORTH VANCOUVER BC V7R 4M1	NORTH VANCOUVER BC V7R 4M1
CANADA	CANADA

Last Name, First Name, Middle Name:
Lindsay, Craig T

Mailing Address:	Delivery Address:
4867 COLLINGWOOD STREET	409 GRANVILLE STREET
VANCOUVER, BC V6S 2B5	#350
CANADA	VANCOUVER BC V6C 1T2
CANADA

Last Name, First Name, Middle Name:
Fleming, Adrian

Mailing Address:	Delivery Address:
SUITE 1500 – 409 GRANVILLE ST.	SUITE 1500 – 409 GRANVILLE ST.
VANCOUVER BC V6C 1T2	VANCOUVER BC V6C 1T2
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached